Exhibit 5.1

[Fenwick & West LLP Letterhead]
June 23, 2014
Green Dot Corporation
3465 E. Foothill Blvd.
Pasadena, California 91107

Ladies and Gentlemen:
At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Green Dot Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about June 23, 2014 in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 5,109,094 shares (the "Shares") of the Company's Class A Common Stock, $0.001 par value per share (the “Class A Common Stock”), subject to issuance by the Company (a) upon the exercise of stock options granted or to be granted under the Company's 2010 Equity Incentive Plan, as amended to date (the “2010 Plan”), (b) pursuant to awards by the Company of restricted stock, restricted stock units or stock bonuses under the 2010 Plan, (c) upon the vesting of stock appreciation rights granted or to be granted by the Company under the 2010 Plan, (d) upon the exercise of purchase rights granted or to be granted under the Company's 2010 Employee Stock Purchase Plan, as amended to date (the “2010 ESPP”), (e) upon the exercise of a stock option granted pursuant to a Non-Plan Option Notice and Agreement dated November 18, 2013 between the company and an employee of the Company (the "Employee Option Agreement"), or (f) upon the settlement of restricted stock units pursuant to a Non-Plan Restricted Stock Unit Notice and Agreement dated November 18, 2013 between the Company and an employee of the Company (the "Employee RSU Agreement"). The 2010 Plan, the 2010 ESPP, the Employee Option Agreement and the Employee RSU Agreement are collectively referred to in this letter as the “Plans” and the Employee Option Agreement and the Employee RSU Agreement are collectively referred to in this letter as the "Agreements."
In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of: (a) the Company’s Tenth Amended and Restated Certificate of Incorporation currently in effect, the Company’s Certificate of Designations of Series A Convertible Junior Participating Non-Cumulative Perpetual Preferred Stock dated as of December 8, 2011 and the Company’s Amended and Restated Bylaws currently in effect (collectively, the “Company Charter Documents”); (b) the Registration Statement and its exhibits and the prospectuses prepared for use pursuant to the Registration Statement (the “Prospectuses”); (c) an Opinion Certificate of the Company addressed to us and dated of even date herewith containing certain factual representations (the “Opinion Certificate”) and information provided to us by the Company and its transfer agent regarding the Company’s authorized, issued and outstanding capital stock and securities; (d) a Certificate of Good Standing with respect to the Company dated June 23, 2014 issued by the Delaware Secretary of State stating that the Company is duly incorporated, in good standing and has a legal corporate existence (the “Good Standing Certificate”); (e) the Plans and the forms of agreements used by the Company under the Plans (the “Plan Agreements”), the Employee Option Agreement and the Employee RSU Agreement, copies of which are furnished to us by the Company and filed as exhibits to the Registration Statement or incorporated therein by reference, (f) corporate proceedings and actions of the Company’s Board of Directors (the “Board”), the Compensation Committee of the Board and/or the Company’s stockholders providing for the approval and/or adoption of (i) the filing of the Registration Statement and the sale and issuance of the Shares pursuant to the Registration Statement, (ii) the Company Charter Documents, (iii) the Plans, the Employee Option Agreement and the Employee RSU Agreement pursuant to which Shares are to be issued, (iv) the reservation

Green Dot Corporation
June 23, 2014

of the Shares for sale and issuance pursuant to the Plans, the Employee Option Agreement and the Employee RSU Agreement, and the filing of the Registration Statement were approved.
In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. In giving the opinions contained in this letter, we have also assumed the current accuracy of the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate and have assumed that the certificates representing the Shares have been, or will be when issued, properly signed by authorized officers of the Company or their agents.
We render this opinion only with respect to, and we express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing Delaware General Corporation Law (“DGCL”) and with respect to the Agreements, the existing laws of the State of California. Without limitation, we express no opinion with respect to the federal laws of the United States of America or the securities or “blue sky” laws of any state.
With respect to our opinion expressed in paragraph 1 below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Good Standing Certificate and representations made to us by the Company. In connection with our opinion expressed in paragraph 2 below, we have assumed that, at or prior to the time of the delivery of any Shares, the Registration Statement will be effective under the Securities Act of 1933, as amended, the registration will apply to all the Shares and will not have been modified or rescinded, that there will not have occurred any amendment to the Plans, the Plan Agreements, the Employee Option Agreement, the Employee RSU Agreement or any change in the law affecting the validity of the issuance of such Shares, that there will be no subsequent amendment to the Company Charter Documents (other than to authorize sufficient additional shares of Class A Common Stock from time to time) and that, at any time when the Shares of Class A Common Stock described in paragraph 2 are issued and sold, the Company will have a sufficient number of authorized but unissued shares of Class A Common Stock to be able to deliver all such Shares.
In rendering the opinions below, we are opining only with respect to the specific legal issues expressly set forth in the numbered paragraphs below and we render no opinion, whether by implication, inference or otherwise, with respect to any other matter or matters.
This opinion is based upon the customary practice of lawyers who regularly give, and lawyers who regularly advise opinion recipients regarding, opinions of the kind set forth in this opinion letter, including customary practice as described in bar association reports.
Based upon the foregoing, it is our opinion that:

(1)	The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and

(2)
The additional 5,109,094 Shares of Class A Common Stock that may be issued and sold by the Company upon the (a) exercise of stock options to be granted under the 2010 Plan, (b) awards by the Company of restricted stock, restricted stock units or stock bonuses under

Green Dot Corporation
June 23, 2014

the 2010 Plan, (c) vesting of stock appreciation rights to be granted by the Company under the 2010 Plan, (d) exercise of purchase rights to be granted under the 2010 ESPP, (e) exercise of a stock option granted pursuant to an Employee Option Agreement, or (f) settlement of restricted stock units pursuant to an Employee RSU Agreement, when issued, sold and delivered in accordance with the applicable Plan and, in the cases of the 2010 Plan and 2010 ESPP, the Plan Agreements to be entered into under the applicable Plan, in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and nonassessable.
We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

[Signature Page Follows]

Green Dot Corporation
June 23, 2014

This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the examination described in this letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP